UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 22, 2007

Sterling Financial Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	0-16276	23-2449551
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

101 North Pointe Boulevard, Lancaster, Pennsylvania		17601-4133
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	717-581-6030

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

The following information is being provided under Item 1.01 -- "Entry into a Material Definitive Agreement"; Item 2.03 -- "Creation of a Direct Financial Obligation"; and Item 3.02 -- "Unregistered Sales of Securities".

On March 22, 2007, Sterling Financial Corporation ("Sterling") and its recently established financing subsidiary, Sterling Financial Statutory Trust V, a Delaware statutory trust (the "Trust") completed the issuance and sale of 20,000 of the Trust’s floating rate capital securities, with an aggregate liquidation amount of $20,000,000 (the "Capital Securities"), through FTN Financial Capital Markets and Keefe, Bruyette & Woods, Inc. (the "Placement Agents").

The entire proceeds from the sale by the Trust to the holders of the Capital Securities were combined with the entire proceeds from the sale by the Trust to Sterling of its common securities (the "Common Securities") and were used by the Trust to purchase $20,619,000 in principal amount of the floating rate junior subordinated deferrable interest debentures of Sterling.

All of the securities were issued to an initial purchaser in a private placement transaction not registered under the Securities Act of 1933 and may not be offered or otherwise sold in the United Stats absent registration or an applicable exemption from such registration requirements. The securities are restricted and satisfy the eligibility requirements of Rule 144A(d) under the Securities Act and will only be sold to "qualified institutional buyers" (as defined in Rule 144A).

The terms of the debt securities are governed by an Indenture dated March 22, 2007, between Sterling and Wilmington Trust Company, as debenture trustee. The debt securities accrue interest (which is payable quarterly) at an initial floating rate of 7.00% (three month LIBOR plus 165 basis points). The terms of the debentures are substantially the same as the terms of the trust preferred securities. Interest payable by Sterling to the Trust on the debentures will be used by the Trust to make distributions to holders of the trust preferred securities. Sterling may, so long as there is no acceleration event of default, defer payments of interest on the debentures up to 20 consecutive quarters; however, no extension period may extend beyond the maturity date. Interest will continue to accrue on the debentures during any extension period. Sterling has no present intention to defer such interest payments. The debt securities are not redeemable by Sterling during the first five years, absent certain changes in tax, investment company or bank regulatory statutes or regulations.

The trust preferred securities were issued pursuant to a Placement Agreement dated March 14, 2007, by and among Sterling, the Trust and the Placement Agents. The terms of the trust preferred securities are governed by an Amended and Restated Declaration of Trust by and among Sterling, Wilmington Trust Company, as Trustee, and the Trust Administrators, Tito L. Lima and Thomas J. Paholsky. Pursuant to a Guarantee Agreement dated March 22, 2007, by and between Sterling and Wilmington Trust Company as Trustee, Sterling has agreed to guarantee the payments to be made to the holders of the trust securities, subject to the terms and conditions set forth therein.

The floating rate junior subordinated deferrable interest debentures are subordinated to the payment of any other indebtedness of Sterling that is not similarly subordinated.

On March 28, 2007, Sterling Financial Corporation and its wholly-owned banking subsidiaries, Bank of Lancaster County, N.A., Bank of Hanover and Trust Company, and Bay First Bank, N.A. (collectively, the "Association" and each a "Member") and The Bank of New York (Delaware), as Trustee, entered into a Master Insurance Trust Agreement to purchase bank owned life insurance (BOLI) on the lives of a portion of their respective officers and employees. The Trustee obtained a flexible premium variable universal life insurance policy on behalf of the Association and the policy was issued to and will be owned by the Trustee for the benefit of the Association. The policy will insure the lives of the selected officers and employees of the Association and the proceeds will be held by the Trustee for the benefit of each of the Members of the Association in accordance with the allocated interests of each Member. The initial premium investment was $25,000,000 with the opportunity to invest up to $60,000,000 in premium.

Item 1.02 Termination of a Material Definitive Agreement.

The following information is being provided under Item 1.02 -- "Termination of a Material Definitive Agreement"; and Item 2.04 -- "Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement."

On March 26, 2007, Sterling Financial Corporation ("Sterling"), through its financing subsidiary, Sterling Financial Statutory Trust I, a Connecticut statutory trust (the "Trust"), redeemed all $20,000,000 of its floating rate trust preferred securities and all $619,000 of its common securities at a redemption price equal to $1,000 per trust preferred security, representing an amount equal to 100% of the principal amount of such trust preferred security, plus accrued but unpaid dividends up to, but not including, the redemption date of March 26, 2007. All dividends accruing on the trust preferred securities and on the trust common securities will cease to accrue on and after the redemption date. The total amount of the redemption of the trust preferred securities, including accrued but unpaid dividends, was $21,081,255.81. The Trustee notified the holders of the redemption.

Sterling had approximately $500,000 of unamortized debt issuance costs related to the issuance of the trust preferred securities at the time of redemption. The ultimate accounting for these costs as either expense or a portion of these costs reflected as an adjustment to stockholders' equity is dependent upon Sterling's decision on whether or not to adopt Statement of Financial Accounting Standards No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities—Including an Amendment of FASB Statement No. 115" in the first quarter of 2007.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See the information provided in response to Item 1.01 herein.

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

See the information provided in response to Item 1.02 herein.

Item 3.02 Unregistered Sales of Equity Securities.

See the information provided in response to Item 1.01 herein.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 27, 2007, the Board of Directors of Sterling Financial Corporation ("Sterling"), on the recommendation of the Management Development and Compensation Committee, approved the 2007 base salaries to be paid, retroactive to January 1, 2007, to Sterling's named executive officers, as listed in Sterling's proxy statement for the 2007 annual meeting of shareholders to be held on May 8, 2007, as follows:

Named Executive Officer and Title ----------------- 2007 Base Salary

J. Roger Moyer, Jr., Chief Executive Officer and President.......... $437,757
J. Bradley Scovill, Chief Revenue Officer............ $283,250
Tito L. Lima, Chief Financial Officer.............. $237,375
Thomas J. Sposito, II, Chief Banking Officer.............. $210,000
Chad M. Clabaugh, SVP - Personal Services................. $171,409

Additional information regarding the compensation of Sterling's named executive officers will be provided in Sterling's proxy statement for the 2007 annual meeting of shareholders to be held on May 8, 2007.

Item 9.01 Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Exhibits:

1.1 Placement Agreement
4.1 Amended and Restated Declaration of Trust
4.2 Indenture
4.3 Guarantee Agreement
10.1 Master Trust Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sterling Financial Corporation

March 28, 2007	By:	Jean Svoboda

Name: Jean Svoboda
Title: General Counsel, Secretary

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Exhibit Index

Exhibit No.	Description

1.1	Placement Agent Agreement dated March 14, 2007 between Sterling Financial Corporation, Sterling Financial Statutory Trust V, and the Placement Agents
4.1	Amended and Restated Declaration of Trust dated March 22, 2007 by and among Wilmington Trust Company, as Delaware Trustee, Wilmington Trust Company, as Institutional Trustee, Sterling Financial Corporation, as Sponsor, and Tito L. Lima and Thomas J. Paholsky, as Administrators
4.2	Indenture dated March 22, 2007 between Sterling Financial Corporation and Wilmington Trust Company
4.3	Guarantee Agreement dated March 22, 2007 between Sterling Financial Corporation and Wilmington Trust Company
10.1	Trust Agreement dated March 28, 2007 between Sterling Financial Corporation, Bank of Lancaster County, N.A., Bank of Hanover and Trust Company, Bay First Bank, N.A. and The Bank of New York (Delaware)